Exhibit 10.1

AGREEMENT

DATED effective the 21st day of December, 2010.

BETWEEN:

WEBPRIZM.COM, a Nevada company, having an office in Bellevue, Washington State

("Webprizm")
AND:
BRENNER FAMILY HOLDING CORP., a company having an office in Vienna, Austria

("Brenner")

AND:

MULTIPLAYER ONLINE DRAGON, INC., a Nevada company with an office at 12F World Trade Centre, No. 25 Tongxing Street, Zhongshan District, Dalain, People's Republic of China

("Multiplayer")

WHEREAS:

A. Webprizm is the wholly-owned subsidiary of Brenner;

B. Webprizm owns certain computer software programs known as "the webprizm system" and related intellectual property thereto (collectively, the "Project");

C. The parties each desire to form a joint venture wherein Multiplayer will incur an agreed amount of research and development expenses with respect to the Project, with a view to develop the Project into a commercially viable product;

D. Brenner and Webprizm each agree to grant an option to Multiplayer to acquire Webprizm or the Project upon incurring an amount of USD $10,000,000 in research and development expenses with respect to the Project, pursuant to the terms and conditions herein;

NOW THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Joint Venture:

(a)
Webprizm and Multiplayer hereby agree to associate and participate in a joint venture (the "Joint Venture") for the purposes of developing the Project for commercialization (the "Purpose"), and agree that all dealings with respect to the Project shall be subject to and governed by this Agreement.

(b)
Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to constitute Webprizm or Brenner as a partner, agent, legal representative or fiduciary of Multiplayer or to constitute Multiplayer as a partner, agent, legal representative or fiduciary of Webprizm or Brenner. None of the parties, nor their respective directors, officers, employees, or agents shall act for or assume any obligation or responsibility on behalf of another party except as otherwise expressly stated herein.

(c)
Except as expressly provided in this Agreement, each of the parties shall have the right to independently engage in and receive full benefits from other business activities, whether or not competitive with the Project, without consulting the other.

2.	Ownership of the Project:

(a)
For the purposes of this Agreement, "Improvement" shall mean any patented or unpatented improvements, variations, updates, modifications, and enhancements relating to the Project which are made at any time, whether before or after the date of this Agreement, and whether by Webprizm, Multiplayer or their respective directors, officers, employees or agents.

(b)
The parties hereto hereby acknowledge and agree that all right, title and interest in and to the Project shall be retained by Webprizm, including but not limited to all right, title and interest in and to any Improvement(s).  The parties further acknowledge and agree that, except as otherwise expressly contemplated herein, it shall, at the request of Webprizm, enter into such further agreements and execute any and all documents as may be required to ensure that ownership of the Project and any Improvement(s) remains with Webprizm.

(c)
On the last working day of June and December of each and every year during which this Agreement remains in full force and effect, Multiplayer shall deliver in writing to Webprizm the details of any and all Improvement(s) which Multiplayer has developed and/or acquired during the previous six month period.

(d)
Multiplayer acknowledges and agrees that Webprizm shall have the exclusive right to manage, file, prosecute and maintain any and all patents and patent applications with respect to the Project and/or Improvements, and any counterparts, re-examinations, extensions, term restorations, renewals, divisionals, reissues, corresponding international patent applications, including supplementary protection certificates, or other administrative protections, and any patents resulting therefrom (collectively, the "Patent Rights"). Multiplayer agrees that it will reasonably cooperate with Webprizm and Brenner in connection with the filing, prosecution and maintenance of Patent Rights, and with respect to the Project and Improvements as contemplated by this Agreement.

3.	License and Joint Venture Obligations:

(a)
As its contribution to the Joint Venture, Webprizm hereby grants to Multiplayer an exclusive licence to use and sublicense the Project and any Improvement(s) provided hereunder for use in connection with the Purpose, and on the terms and conditions hereinafter set forth during the term of this Agreement.

(b)	As its contribution to the Joint Venture, Multiplayer acknowledges and agrees that it shall incur a minimum of USD$10,000,000 (Ten Million US) Dollars in research and development expenses with respect to the Project and commercialization of the Project (such expenses described herein as the "Expenditures") on or before that date which is five years from the date of this Agreement.

(c)
Concurrent with its delivery of the notice described in Subsection 2(c) herein, Multiplayer shall provide to Webprizm a report describing the Expenditures incurred during the preceding six month period, and a written proposal describing all intended Expenditures for the immediately proceeding six month period.

(d)
In the event that the Project and/or any Improvements are commercialized during the term of this Agreement and prior to the completion of an Acquisition pursuant to Section 4 herein, any and all gross revenue generated from the commercialization of the Project and/or Improvements shall be initially received by Webprizm.  After deduction from gross revenue of any expenses of the Joint Venture with respect to the Project and/or Improvements, the remaining net revenue shall then be disbursed equally among Webprizm and Multiplayer within 60 days of the end of each calendar year end.

(e)	Multiplayer may, in its sole discretion, sublicense the license granted herein to third parties (each a "Sublicensee") subject to the following:

(i)
Multiplayer will not grant sublicenses of the Project or any Improvements without the prior written consent of Webprizm.  After obtaining Webprizm's consent, Multiplayer will provide Webprizm with a signed copy of each sublicense granted within 10 days of it being signed by the Multiplayer and the Sublicensee;

(ii)
any sublicense granted by Multiplayer will be granted only to the Sublicensee and cannot be assigned or further sub-sublicensed without the prior written consent of Webprizm.  All sublicenses must contain covenants by each Sublicensee to observe and perform terms and conditions similar to those contained in this Agreement, and the terms and conditions contained in Schedule "A" attached hereto;

(iii)
before executing a sublicense, Multiplayer will give notice to Webprizm of the jurisdictions in which the Sublicensee is carrying on business.  If Multiplayer, during the term of the sublicense, becomes aware of the Sublicensee carrying on business in another jurisdiction, then Multiplayer will give notice to Webprizm within five days.  Multiplayer shall, on behalf and in the name of Webprizm, file the appropriate documents in the personal property registries or similar registries to register a financing statement or other registrable security interest against the Project and the Improvements, and will pay for all costs associated with such filings.

(iv)	all license fees or other payments received by Multiplayer pursuant to a sublicense agreement shall be deemed an asset of the Joint Venture.

4.	Option to Acquire:

(a)	Brenner and Webprizm hereby grant to Multiplayer an option (the "Option") to acquire all of the then outstanding shares of Webprizm or the assets (including but not limited to the Project and any Improvements) of Webprizm.  The Option may not be exercised until Multiplayer has incurred all Expenditures in the amount and by the time described under Subsection 3(b) herein.

(b)
Brenner and Multiplayer shall to use their reasonable commercial efforts to effect the acquisition described under Subsection 4(a) herein (the "Acquisition") in a tax efficient manner, provided that no such co-operation shall be required where such structuring shall cause any breach of or default under this Agreement by a party or any other agreement, arrangement or understanding under which a party is bound or affected.

(c)
In consideration for all of the outstanding shares of Webprizm or the assets (including but not limited to the Project and any Improvements) of Webprizm, Multiplayer shall issue that number of shares in its capital (the "Multiplayer Shares") that, in the aggregate, will represent at the time of issuance 51% of all voting rights attached to all outstanding securities in the capital of Multiplayer, free and clear of all liens, charges and encumbrances.  Such Multiplayer Shares shall be issued to:

(i)	Brenner or its nominee, if Multiplayer acquires all of the outstanding shares of Webprizm; or

(ii)	Webprizm or its nominee, if Multiplayer acquires all of the assets of Webprizm.

(d)
Multiplayer may, in its sole discretion and within 30 days of incurring the Expenditures described under Subsection 3(b) herein), exercise the Option by providing written notice (the "Exercise Notice") to Brenner.

(e)
Notwithstanding any other provision hereunder, Multiplayer may, in its sole discretion and at any time, decide not to exercise the Option, and shall provide Brenner with written notice of such intention.  In such event, the Joint Venture, the License, the Option and this Agreement shall be terminated immediately.

5.
No Representations:  Neither Webprizm nor Brenner extend any warranties of any kind, either express or implied with respect to the Project or Improvements.  Without limitation, both Webprizm and Brenner specifically disclaims any implied warranty, condition, or representation as to title to the Project or Improvements or that anything made, used, sold or otherwise disposed of using or practicing the Project or Improvements will not infringe the patents, copyrights, trade-marks, industrial design or other intellectual property rights of any third party including any patents, copyrights, trade-marks, industrial design or other intellectual property rights owned, in whole or in part, by Webprizm or Brenner.

6.
Confidentiality:  Multiplayer will keep and use all information with respect to the Project or any Improvements in confidence and will not, without Webprizm's prior written consent, disclose any of such information or any portion thereof to any person or entity, except to Multiplayer's directors, officers, or employees who require such information to assist Multiplayer in performing its obligations under this Agreement.

7.	Termination: This Agreement and any license granted hereunder may be terminated:

(a)	by the parties upon their mutual agreement to such termination;

(b)	if Multiplayer exercises the Option and completes the Acquisition pursuant to the terms and conditions herein;

(c)	by Webprizm and Brenner, in their sole discretion, in the event that:

(i)	Multiplayer is in default of its obligations hereunder;

(ii)	Multiplayer does not provide the Exercise Notice by the deadline described in Subsection 4(d) herein; or

(iii)	Multiplayer provides written notice of their intention not to exercise the Option, pursuant to Section 4(e) herein.

Sections 2 and 5 shall survive any termination of this Agreement.  Section 6 shall survive the termination of this Agreement unless terminated pursuant to Subsection 7(b) herein.

8.	General:

(a)
Any notice required or permitted to be given to any of the parties hereto may be given by prepaid registered post or personally delivered to the address of such party above stated, such notice shall be deemed to have been given and received by the party to whom it was addressed on delivery, if delivered personally, and if mailed, on the second day following the mailing thereof.

(b)	This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(c)	This Agreement shall be governed by and construed in accordance with the laws of Nevada.

(d)
In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall be severed from this Agreement.  In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(e)
This Agreement may be executed simultaneously in two or more counterparts, by facsimile or PDF scan (delivered electronically), each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

DATED as of the date first written above.

WEBPRIZM.COM INC.	MULTIPLAYER ONLINE DRAGON, INC.

WALTER BRENNER	YUAN KUN DENG
Per authorized signatory	Per authorized signatory

BRENNER FAMILY HOLDING CORP.

ROBERT K. BRADSHAW
Per authorized signatory

SCHEDULE "A"
SUBLICENSE TERMS AND CONDITIONS

1.
The sublicense shall be personal to the Sublicensee, shall not contain the right to grant any further sub-sublicense and shall not be assignable without the prior written consent of Webprizm.  In addition, the Sublicensee shall not transfer, mortgage, charge or otherwise dispose of any or all of the rights, duties or obligations granted to it under the sublicense.

2.	The Sublicensee shall acknowledge that Webprizm owns any and all right, title and interest in and to the Project and all Improvements.

3.
The Sublicensee shall, upon request by Webprizm, enter into such further agreements and execute any and all documents as may be required to ensure that ownership of the Project and all Improvements remain with Webprizm.

4.	The Sublicensee shall acknowledge that Webprizm has the right to use the Project and any Improvements for any reason whatsoever.

5.	The Sublicensee shall agree to be bound by the same obligations as Multiplayer is with respect to confidentiality as are outlined in the Agreement to which this Schedule "A" is attached.

6.	The Sublicensee shall agree not to use the Webprizm's name, trade-marks, service marks, logos, insignia, seal, or designs without the prior written consent of the Webprizm.

7.
The Sublicensee shall procure and maintain, during the term of its sublicense, public liability and product liability insurance in reasonable amounts, with a reputable and financially secure insurance carrier which shall provide primary coverage with respect to the activities contemplated by the sublicense agreement.  Such policies of insurance shall include Webprizm as an additional insured, shall contain a waiver of subrogation against Webprizm, and shall include severability of interest and cross-liability clauses.

8.	The Sublicensee shall not make any sales upon commercialization of the Project or its Improvements or any portion thereof without giving prior written notice to Webprizm.

9.
The Sublicensee shall acknowledge and agree to the disclaimer of warranty and limitation of liability as against Webprizm as provided in Section 5 of the Agreement to which this Schedule "A" is attached.

10.	The sublicense agreement shall include termination provisions such that the sublicense agreement shall terminate:

(a)	upon termination of this Agreement between Webprizm and Multiplayer for any reason whatsoever;

(b)	if any proceeding under any bankruptcy legislation is commenced by or against the Sublicensee;

(c)	if the Sublicensee becomes insolvent;

(d)
if any execution, sequestration, or any other process of any court becomes enforceable against the sublicensee or if any such processes levied on the rights under the sublicense agreement or upon any of the monies due to Multiplayer and is not released or satisfied by the Sublicensee within thirty days thereafter;

(e)	if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the Sublicensee;

(f)
if the Sublicensee shall permit any sum which has been admitted as due by it or is not disputed to be due by it and which is capable of being made a charge upon the license granted under the sublicense agreement to remain unpaid for thirty days after proceedings have been taken to enforce the same;

(g)	if the Sublicensee ceases or threatens to cease to carry on its business;

(h)	if the Sublicensee shall be in default under or shall fail to comply with any other term of the sublicense agreement and:

(i)
if such default is reasonably curable within thirty (30) days after receipt of notice of such default and such default or failure to comply is not cured within thirty (30) days after receipt of written notice thereof, or

(ii)
if such default is not reasonably curable within thirty (30) days after receipt of written notice thereof, and such default or failure to comply is not cured within such further reasonable period of time as may be necessary for the curing of such default or failure to comply;

(i)	if the Sublicensee fails to procure or maintain insurance as required under the sublicense agreement, or

(j)	if the Sublicensee grants a sub-sublicense of the sublicense agreement.

The Sublicensee shall cease using the Project, the Improvements or any portion thereof in any manner whatsoever upon termination of the sublicense agreement or this Agreement.